Exhibit 10.3

AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER REPURCHASE AND
SECURITIES CONTRACT
AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of September 20, 2017 (this “Amendment”), by and between KREF LENDING I LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of April 7, 2017 (as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and
WHEREAS, Buyer and Seller have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein.
Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:
SECTION 1.Repurchase Agreement Amendments.
(a)    Exhibit B to the Repurchase Agreement is hereby amended, restated and replaced in its entirety with the attached Exhibit B to this Amendment.
(b)    The defined term “Applicable Percentage”, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:
“Applicable Percentage”: For each Purchased Asset, the applicable percentage determined by Buyer for such Purchased Asset, as specified in the relevant and most-recent Confirmation, not to exceed the Maximum Applicable Percentage.
(c)    The following new defined term “Additional Advance Availability”, “Additional Advance Requirements” and “Maximum Purchase Price” are each hereby added to Section 2.01 of the Repurchase Agreement in correct alphabetical order:
“Additional Advance Availability”: For any Purchased Asset, as of any date of determination, the extent to which an amount equal to (a) the Applicable Percentage for such Purchased Asset, multiplied by its Market Value on such date of determination exceeds (b) the outstanding Purchase Price of such Purchased Asset, but in no event shall an Additional Advance under Section 3.11 cause the Purchase Price of any Purchased Asset to exceed the Maximum Purchase Price approved by Buyer as of the related Purchase Date for the related Purchased Asset.
“Additional Advance Requirements”: Requirements that will be satisfied as of any date of determination if (A) no Default, Event of Default, Margin Deficit or Material Adverse Effect has occurred and is continuing, as determined by Buyer in its sole discretion, or will result from any Additional Advance under Section 3.11, (B)  each of the LTV/LTC Test and the Minimum Facility Debt Yield Test is in compliance prior to and after the date of the related Additional Advance under Section 3.11, and (C) Guarantor is in full compliance with all of the financial covenants and all of its other obligations, as set forth in the Guarantee Agreement.
“Maximum Purchase Price”: Defined in Section 1 of the Fee Letter, which definition is incorporated herein by reference.
(d)    The first full sentence of Section 3.01(c) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
If Buyer communicates to Seller a final non‑binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price, Maximum Purchase Price and such other terms and conditions as Buyer may require prior to the Purchase Date.
(e)    Section 3.04 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
Section 3.04    Early Repurchase Date; Mandatory Repurchases; Optional Repurchases.
(i) Seller may terminate any Transaction with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a) Seller notifies Buyer and any related Affiliated Hedge Counterparty at least three (3) Business Days before the proposed Early Repurchase Date identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) Seller delivers a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that no Margin Deficit, Default or Event of Default exists or would exist as a result of such repurchase that would not be cured by the related pending early repurchase, there are no other Liens on the remaining Purchased Assets or Pledged Collateral other than Liens granted pursuant to the Repurchase Documents, and such repurchase would not cause Seller to violate either the Minimum Facility Debt Yield Test or the LTV/LTC Test, (c) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03 and pays all amounts due to any related Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement, and (d) Seller pays to Buyer any Exit Fee due in accordance with Section 3.07, and Seller thereafter complies with Section 3.05. Notwithstanding the foregoing, should any Margin Deficit exist after giving effect to any repurchase under this Section 3.04, Seller shall also pay the amount of each related Margin Deficit to Buyer at the same time that Seller pays the related Repurchase Price to Buyer hereunder. Such early terminations and repurchases shall be limited to two (2) occurrences in any calendar week, except if such early termination or repurchase is effected (i) in connection with the repayment of such Purchased Asset by or on behalf of the related Mortgagor; (ii) to cure an Event of Default, so long as the related repurchase in fact cures the related Event of Default; or (iii) in connection with contributing assets into a securitization vehicle.
(ii) In addition to the rights granted to Seller in Section 3.04(a)(i), on any Business Day prior to the Maturity Date (as the same may be extended pursuant to Section 3.06(a)), Seller may prepay a portion of the Repurchase Price of any Purchased Asset (a “Partial Prepayment”) on any date prior to the related Repurchase Date (a “Partial Prepayment Date”); provided, that (A) Seller notifies Buyer and any Affiliated Hedge Counterparty in writing (which notice, for the avoidance of doubt, may be revoked by Seller) at least two (2) Business Days before the proposed Partial Prepayment Date identifying the related Purchased Asset and the amount of the proposed prepayment, (B) Seller delivers a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that, both immediately prior to and immediately after such partial prepayment, no accrued and unpaid Margin Deficit, Default or Event of Default exists or will exist, (C) there are no Liens on the Purchased Assets or Pledged Collateral other than Buyer’s Lien created hereunder, (D) if the Partial Prepayment Date is not a Remittance Date, Seller pays to Buyer on or prior to the Partial Prepayment Date any amount due under Section 12.03 and all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement, if any, (E) no partial prepayment permitted under this Section 3.04(a)(ii) shall have the effect of reducing the Repurchase Price of any Purchased Asset (without regard to any accrued and unpaid Price Differential, amounts payable in respect of any Interest Rate Protection Agreement or any accrued and unpaid expenses and indemnity amounts) below $10,000,000, and each such partial prepayment shall be in an amount no less than $1,000,000, (F) no such prepayment shall be deemed to result in a termination of any Transaction or a modification of the terms of any Transaction, (G) each such prepayment shall be accompanied by a payment of all accrued Price Differential as of the applicable Business Day of the related prepayment, and (H) on the Partial Prepayment Date, the related prepayment is immediately paid to Buyer and deposited into the Waterfall Account, to be applied in accordance with the priorities set forth in Section 5.02.  In addition thereto, Buyer and Seller shall execute and deliver to Buyer a new Confirmation in connection with each such partial prepayment.
(iii) No repurchase in whole or in part, and no partial reduction of the Purchase Price of any Purchased Asset that is a Whole Loan may be made unless the Purchased Asset that is the related Mezzanine Loan (if any) is also repurchased in whole. If any repurchase of a Purchased Asset that is a Whole Loan is required pursuant to this Section 3.04, Seller shall also repurchase the related Mezzanine Loan (if any) in full.
(iv) The terms and provisions governing the mandatory early repurchase of Purchased Assets by Seller under Section 3.04 are set forth in Section 3 of the Fee Letter, and are incorporated herein by reference.
(f)    The following new Section 3.11 is hereby added to Article 3 of the Repurchase Agreement in correct numerical order:
Section 3.11    Additional Advances. At any time during the Funding Period, if Additional Advance Availability exists with respect to a Purchased Asset, Seller may, upon the delivery of prior written notice to Buyer, to be received by no earlier than ninety (90) days prior to, and no later than 11:00 a.m. on the seventh (7th) Business Day immediately preceding. the date of the requested Additional Advance, submit to Buyer a request (an “Additional Advance Notice”) for Buyer to transfer additional funds to Seller to increase the Purchase Price for such Purchased Asset (an “Additional Advance”) up to the amount of such Additional Advance Availability for such Purchased Asset. Buyer shall fund such Additional Advance on the date set forth on such Additional Advance Notice so long as, immediately prior to, and, immediately after giving effect to, the funding of such the Additional Advance (i) each of the conditions precedent set forth in Section 6.02(b) and each of the Additional Advance Requirements have been satisfied, (ii) the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount, (iii) the requested Additional Advance would not violate a Sub‑Limit, (iv) the Additional Advance Amount would not cause the Repurchase Price of such Purchased Asset (without giving effect to any Price Differential that has accrued but is not yet due and payable hereunder) to exceed the Maximum Purchase Price for such Purchased Asset, and (v) the amount of the requested Additional Advance is equal to or greater than $1,000,000. In connection with any such Additional Advance funded by Buyer pursuant to this Section 3.11, Buyer and Seller shall execute and deliver an updated Confirmation setting forth the new outstanding Purchase Price and Applicable Percentage with respect to such Transaction. Notwithstanding the foregoing, Seller shall not be permitted to make more than three (3) requests for Additional Advances under this Section 3.11 in any calendar month.
SECTION 2.    Conditions Precedent. This Amendment and its provisions shall become effective on the later to occur of (i) first date on which this Amendment is executed and delivered by a duly authorized officer of each of Seller and Buyer, and (ii) the date that counsel for Seller and Guarantor have provided Buyer with updated copies of each of the legal opinions delivered to Buyer in connection with the execution and delivery of the Repurchase Agreement and each of the related Repurchase Documents, each, in form and substance acceptable to Buyer and its counsel (the “Amendment Effective Date”).
SECTION 3.    Representations, Warranties and Covenants. Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Seller hereby confirms and reaffirms each of its representations, warranties and covenants contained in each Repurchase Document.
SECTION 4.    Acknowledgements of Seller and Guarantor. Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.
SECTION 5.    Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date (x) each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, this “Master Repurchase and Securities Contract”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.
SECTION 6.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 7.    Expenses. Seller agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment and all other agreements, instruments or documents related thereto, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.
SECTION 8.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
SELLER:
KREF LENDING I LLC, a Delaware limited liability company

By:	/s/ Patrick Mattson Name: Patrick Mattson Title: Authorized Signatory

BUYER:
WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Allen Lewis Name: Allen Lewis Title: Managing Director
EXHIBIT B
FORM OF CONFIRMATION
[ ] [ ], 20[ ]
Wells Fargo Bank, National Association
One Wells Fargo Center
301 South College Street
MAC D1053-053, 12th Floor
Charlotte, North Carolina 28202
Attention: Karen Whittlesey

Re:
Amended and Restated Master Repurchase and Securities Contract, dated as of April 7, 2017, between KREF Lending I LLC (“Seller”) and Wells Fargo Bank, National Association (“Buyer”), as amended by that certain First Amendment to Amended and Restated Master Repurchase and Securities Contract, dated as of September 20, 2017, between Seller and Buyer (the “Agreement”)

Ladies and Gentlemen:
This is a Confirmation (as this and other terms used but not defined herein are defined in the Agreement) executed and delivered by Seller and Buyer pursuant to Section 3.01 of the Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Purchased Assets listed in Appendix 1 hereto.

Purchased Assets (including Class and
Mortgaged Property):                As described in Appendix 1 hereto

Mortgaged Property Type:            As described in Appendix 1 hereto

Book Value:                    As described in Appendix 1 hereto

Market Value:                    $[_______________________]

Applicable Percentage:            [_____]%

Maximum Applicable Percentage:        [_____]%

Pricing Margin:                [_____]%

Future Funding Amount (if applicable,
and subject to approval in Buyer’s sole
discretion pursuant to Section 3.10
of the Agreement):                 $[_______________________]

Seller’s total future funding obligations:     $[_______________________]

Purchased Asset Documents:            As described in Appendix 1 hereto

Purchase Date:                [ ] [ ], 20[ ]

Repurchase Date:                [ ] [ ], 20[ ]

Purchase Price:                $[_______________________]

Maximum Purchase Price:            $[_______________________]

Additional Advance Availability:        $[_______________________]

Additional Advance Amount:            $[_______________________]

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:
1.    All of the conditions precedent in Article 6 of the Agreement have been satisfied.
2.    Except as specified in Appendix 1 hereto, Seller will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset).
Seller:
KREF Lending I LLC, a Delaware limited liability company

By:	Name: Title:
Buyer:
Acknowledged and Agreed:
Wells Fargo Bank, National Association

By:	Name: Title:
Appendix 1 to Confirmation
List of Purchased Assets, including, as applicable:

(a) Transaction Name
(b) Seller Loan Number
(c) Class (Whole Loan, Senior Interest or Mezzanine Loan)
(d) Lien Type
(e) Property Type
(f) Property Street Address
(g) Property City, State, County, Zip Code
(h) Appraised Value
(i) Appraisal Firm
(j) Appraisal Date
(k) Original Balance
(l) Seller Origination Balance as of Closing Date
(m) Current Balance
(n) Amortization
(o) Balloon Amount
(p) [Current] Interest Rate
(q) Spread
(r) Index (Ex: 1 mo LIBOR; 0.99000%)
(s) Next Interest Change Date
(t) Next Payment Change Date
(u) Interest Rate Cap
(v) Current Principal and Interest
(w) Note Date
(x) First Payment Due Date to Seller
(y) Initial Maturity Date
(z) Extended Maturity Date
(aa) Current delinquency status
(bb) Payment Type
(cc) Payment Frequency
(dd) Rate Change Frequency
(ee) Original Principal and Interest
(ff) Sponsor Name (including first name, if any)
(gg) Borrowing Entity Name
(hh) Open to Prepayment?
(ii) Prepayment Penalty
(jj) Current Debt Yield
(kk) Current LTV
(ll) Book Value
(mm) Mortgaged Property Type

[Description of any exceptions to representations and warranties made by Seller in the Confirmation]